EXHIBIT 34
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                           o  ERNST & YOUNG LLP           o Phone:403 290-4100
                              CHARTERED ACCOUNTANTS         Fax:  403 290-4265
                              Ernst & Young Tower
                              1000 440 2 Avenue SW
                              Calgary AB Canada  T2P 5E9



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the inclusion in the Registration Statement of PrimeWest Energy Trust on Form 40-F of our report dated April 16, 2001 with respect to the consolidated financial statements of Cypress Energy Inc. as at December 31, 2000, 1999 and 1998 and for each of the years in the three-year period ended December 31, 2000 included in the each of the PrimeWest Energy Trust Renewal Annual Information Forms for the year ended December 31, 2000, dated May 14, 2001, and the year ended December 31, 2001, dated April 29, 2002.

Our audits also included the Differences between Canadian and United States Generally Accepted Accounting Principles ("U.S. GAAP") and additional disclosures required by U.S. GAAP as at December 31, 2000 and 1999 and for each of the years then ended listed as Exhibit 29 in the accompanying index to Form 40-F. This information is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement information referred to above, when considered in relationship to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                /s/ ERNST & YOUNG LLP

Calgary, Canada
November 11, 2002                               Chartered Accountants